SECURITIES AND EXCHANGE COMMISSION

                                  Washington, D.C.


                                      FORM 8-K


                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

  Date of Report (date of earliest event reported):  February 21, 1997


                                  RENTECH, INC.
               (Exact name of registrant as specified in charter)


  Colorado                        0-19260              84-0957421
  ---------------                 ----------           ------------------
  (State or other                 Commission           I.R.S. Employer
  jurisdiction of                 File No.             Identification No.
  incorporation or
  organization)

  1331 17th Street, Suite 720, Denver, Colorado         80202
  ---------------------------------------------         ----------
  (Address of principal executive offices)              (Zip Code)

  Registrant's telephone number, including area code:  (303) 298-8008


  Item 5.  Other Events.

       Rentech, Inc. is starting the commercial test phase of its development of its Thermal Heat Engine in cooperation with ITN Energy Systems, Inc. (ITN/ES). The Thermal Heat Engine was operated for the first time on February 17, 1997.

       The Thermal Heat Engine would be considered an important development in technology and useful for developing nations that are in need of off-grid power in remote areas. The Thermal Heat Engine developed by ITN/ES converts the low-value energy contained in waste heated water to useful mechanical energy. Among the uses for the engine are remote water pumping for home use and agricultural irrigation. Of particular significance is the ability of the engine to convert thermal waste energy created in many manufacturing processes into usable power for internal use on a cost effective basis. A Thermal Heat Engine is a lower cost, less complex energy source than any other source currently available and could provide low-cost and environmentally clean energy for lesser developed countries.

       If the development project remains on schedule, Rentech and ITN/ES anticipate one 20-cycle Thermal Heat Engine will be available for bench testing by the end of February 1997. A second 20-cycle engine and two 2-cycle demonstration units are expected to be available by the end of March 1997.

       Rentech believes the market potential for such engines is promising. The proposed manufacturer and distributor in India for the Thermal Heat Engine is Polyplex Corporation Limited of New Delhi. It has advised ITN/ES that sales by Polyplex over five years in India alone could approach one million units.

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       If Rentech is able to obtain financing for the project, Rentech will own 40% of this technology venture with ITN/ES.

       Portions of this report may constitute forward-looking statements as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in performance include failure of the technology to perform as expected, unexpected delay in completing the project, inability to obtain funding, failure to reach agreement with the proposed manufacturer and distributor, lower than expected sales of any Thermal Heat Engine that may be developed, or claims of patent infringement.


                                     SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RENTECH, INC.



                                    (signature)
  Date:  February 21, 1997    By:  --------------------------------------
                                   James P. Samuels, Vice President -
                                      Finance, Chief Financial Officer